Exhibit 99.5

Financial Statement Schedule

Rule 12-09.  Valuation and qualifying accounts.

Year Ended 6/30/00

		Column C — Additions
Column A—Description	Column B—Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts—describe	Column D—Deductions—describe	Column E—Balance at end of period
Allowance for doubtful accounts	250,000	1,800,000		3,985	2,046,015

Year Ended 6/30/01

		Column C — Additions
Column A—Description	Column B—Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts—describe	Column D—Deductions—describe	Column E—Balance at end of period
Allowance for doubtful accounts	2,046,015	512,363		1,508,378	1,050,000

Year Ended 6/30/02

		Column C — Additions
Column A—Description	Column B—Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts—describe	Column D—Deductions—describe	Column E—Balance at end of period
Allowance for doubtful accounts	1,050,000	200,000			1,250,000